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                                                                    Exhibit 23.3



               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2004 relating to the financial statements and financial statement schedules of CNL Hospitality Properties, Inc, Desert Ridge Resort Partners, LLC and WB Resort Partners, LP and Subsidiaries which appear in CNL Hospitality Properties, Inc.'s Annual Report of Form 10KA for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Orlando, FL
April 30, 2004